UNDERWRITING AGREEMENT

between

CHINA GROWTH ALLIANCE LTD.

and

FERRIS, BAKER, WATTS, INCORPORATED

Dated: _______ __, 2008

CHINA GROWTH ALLIANCE LTD.

UNDERWRITING AGREEMENT

Baltimore, MD

___________ __, 2008

Ferris, Baker, Watts, Incorporated
100 Light Street
Baltimore, MD 21202

Ladies and Gentlemen:

The undersigned, China Growth Alliance Ltd., a company formed under the laws of the Cayman Islands (“Company”), hereby confirms its agreement with Ferris, Baker, Watts, Incorporated (hereinafter referred to as “you” (including its correlatives) or the “Representative”) and with the other underwriters named on Schedule 1 hereto for which the Representative is acting as representative (the Representative and such other underwriters being collectively called the “Underwriters” or, individually, an “Underwriter”) as follows:

1. Purchase and Sale of Securities.

1.1. Firm Securities.

1.1.1. Nature and Purchase of Firm Securities.

(i) On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell, severally and not jointly, to the several Underwriters, an aggregate of 7,000,000 units (“Firm Units”), with each unit (“Unit”) consisting of: (i) one sub-unit (the “Sub-Unit”), with each Sub-Unit being comprised of one ordinary share of the Company, par value $0.0004348 per share (the “Ordinary Shares”) and one Class B warrant of the Company (the “Class B Warrants”); and (ii) one Class A warrant of the Company (the “Class A Warrants” and together with the Class B Warrants, the “Warrants”). Each Class A Warrant allows the holder thereof to purchase one Ordinary Share. The Class B Warrants are identical to the Class A Warrants except that: (i) each Class B Warrant entitles the holder to purchase one-half (1/2) of one of the Ordinary Shares and (ii) the Class B Warrants will not trade separately, and will trade as a Sub-Unit with the Ordinary Shares until the Company’s consummation of a Business Combination (as hereinafter defined), at which point the Sub-Units will automatically separate and every two Class B Warrants will automatically convert into one (1) Class A Warrant and the Sub-Units and Class B Warrants will no longer be outstanding. The Company agrees that for every odd lot Class B warrant so converted, the Company will pay to each holder thereof on a record date which is the first trading day following the initial Business Combination (as defined below) cash in an amount equal to one half of the fair market price of the Class A Warrants, which will be calculated by the volume weighted average trading price of the Class A Warrants for the 15 trading days prior to the date of the vote by the Company’s shareholders on the initial Business Combination.

(ii) The Underwriters, severally and not jointly, agree to purchase from the Company the number of Firm Units set forth opposite their respective names on Schedule 1 attached hereto and made a part hereof at a purchase price (net of discounts and commissions) of $7.68 per share. The Firm Units are to be offered initially to the public (the “Offering”) at the offering price set forth on the cover page of the Prospectus (as defined in Section 2.1.1 hereof).

China Growth Alliance Ltd.
_______________, 2008

(iii) The Sub-Units and Class A Warrants which form a part of the Units (but not the Class B Warrants, which will continue to be attached as to the Ordinary Shares until following a Business Combination) included in the Firm Units will not be separately transferable until the 10th Business Day (as defined in Section 1.1.2 below) following the earlier to occur of: (i) the expiration of the underwriters’ overallotment option or (ii) its exercise in full. In no event will the Sub-Units and Class A Warrants begin to trade separately until the preparation and filing with the Securities and Exchange Commission (the “Commission”) of an audited balance sheet of the Company reflecting receipt by the Company of the proceeds of the Offering and the Private Placement (as defined in Section 2.22.3), including any proceeds the Company receives from the exercise of the Over-allotment Option (as defined in Section 1.2.1), if such option is exercised prior to the filing of the Form 8-K.

(iv) Each Class A Warrant entitles the holder thereof to purchase one Ordinary Share (or, in the case of the Class B Warrants, one-half of one Ordinary Share) for $6.00 per Ordinary Shares during the period commencing on the later of: (A) the consummation by the Company of a Business Combination or (B) one (1) year from the effective date (the “Effective Date”) of the Registration Statement (as defined in Section 2.1.1 below), and terminating on the five-year anniversary of the Effective Date. As used herein, the term “Business Combination” shall mean a share reconstruction or amalgamation, capital stock exchange, asset or stock acquisition of, contractual control arrangement or similar business combination consummated by the Company with one or more operating entities with primary operations in the People’s Republic of China (as described more fully in the Registration Statement).

(v) The Firm Units and the Option Units (as defined below) are hereinafter collectively referred to as the “Public Units.” The Sub-Units included within the Public Units are referred to herein as the “Public Sub-Units”. The Public Units, Public Sub-Units, the Ordinary Shares and the Warrants included in the Public Units and the Public Sub-Units, and the Ordinary Shares issuable upon exercise of the Warrants included in the Public Units and the Public Sub-Units are hereinafter referred to collectively as the “Public Securities.”

1.1.2. Payment and Delivery.

(i) Delivery and payment for the Firm Units shall be made at 10:00 a.m., Eastern time, on the third (3rd) Business Day following the Effective Date (or the fourth (4th) Business Day following the Effective Date, if the Registration Statement is declared effective after 4:30 p.m.) or at such earlier time as shall be agreed upon by the Representative and the Company at the offices of Gersten Savage LLP, counsel to the Underwriters (“Gersten Savage”), or at such other place (or remotely by facsimile or other electronic transmission) as shall be agreed upon by the Representative and the Company. The hour and date of delivery and payment for the Firm Units is called the “Closing Date.”

(ii) Payment for the Firm Units shall be made on the Closing Date by wire transfer in Federal (same day) funds, payable as follows: $53,200,000 of the net proceeds received by the Company for the Firm Units and the proceeds received by the Company from the Private Placement shall be deposited in a trust account for the benefit of the public shareholders of the Company (the “Public Shareholders”) established by the Company as described in the Registration Statement (“Trust Account”) pursuant to the terms of an Investment Management Trust Agreement (the “Trust Agreement”) between the Company and American Stock Transfer & Trust Company (“AST”), and the remaining proceeds shall be paid to the order of the Company by wire transfer in Federal (same day) funds upon delivery to you of certificates (in form and substance satisfactory to the Underwriters) representing the Firm Units (or through the facilities of the Depository Trust Company (the “DTC”)) for the account of the Underwriters. The Firm Units shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two (2) full Business Days prior to the Closing Date. The Company shall not be obligated to sell or deliver the Firm Units except upon tender of payment by the Representative for all the Firm Units. The term “Business Day” means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

China Growth Alliance Ltd.
_______________, 2008

1.1.3. Deferral of Underwriters’ Compensation. On the Closing Date (and, if applicable, on the Option Closing Date (as defined in Section 1.2.2)), the Underwriters agree to deposit into the Trust Account three percent (3.0%) of the gross proceeds of the Offering (2.5% of which is attributable to the underwriting discount, and 0.5% of which is attributable to the non-accountable expense allowance) or $1,680,000 ($1,890,000 if the Over-allotment Option is exercised in full) (the “Deferred Fees”) until the earlier of the completion of a Business Combination or the liquidation of the Trust Account. Upon the consummation of a Business Combination, the Underwriters shall promptly receive the Deferred Fees along with any interest accrued thereon, net of taxes paid or payable, but only with respect to those Public Sub-Units as to which the component Ordinary Shares have not been redeemed for cash by those shareholders who voted against the Business Combination and exercised their redemption rights as described in the Prospectus (as defined below). In the event that the Company is unable to consummate a Business Combination and AST, the trustee of the Trust Account, is directed to liquidate the Trust Account, the Underwriters hereby agree to the following: (i) forfeit any rights or claims to the Deferred Fees and any interest accrued thereon; and (ii) that the Deferred Fees shall be distributed on a pro-rata basis among the holders of the Public Sub-Units along with any interest accrued thereon.

1.2. Over-allotment Option.

1.2.1. Option Units. For the purposes of covering any over-allotments in connection with the distribution and sale of the Firm Units, the Underwriters are hereby granted, severally and not jointly, an option to purchase up to an additional 1,050,000 units from the Company (the “Over-allotment Option”). Such additional 1,050,000 units, the net proceeds of which will be deposited in the Trust Account, are hereinafter referred to as “Option Units.” The purchase price to be paid for the Option Units will be the same price per Option Unit as the price per Firm Unit set forth in Section 1.1.1 hereof.

1.2.2. Exercise of Option. The Over-allotment Option granted pursuant to Section 1.2.1 hereof may be exercised by the Representative as to all (at any time) or any part (from time to time) of the Option Units within 45 days after the Effective Date. The Underwriters will not be under any obligation to purchase any Option Units prior to the exercise of the Over-allotment Option. The Over-allotment Option granted hereby may be exercised by the giving of oral notice to the Company from the Representative, which must be confirmed in writing by overnight mail or facsimile or other electronic transmission setting forth the number of Option Units to be purchased and the date and time for delivery of and payment for the Option Units (the “Option Closing Date”), which will not be later than five (5) full Business Days after the date of the notice or such other time as shall be agreed upon by the Company and the Representative, at the offices of Gersten Savage or at such other place (including remotely by facsimile or other electronic transmission) as shall be agreed upon by the Company and the Representative. If such delivery and payment for the Option Units does not occur on the Closing Date, the Option Closing Date will be as set forth in the notice. Upon exercise of the Over-allotment Option, the Company will become obligated to convey to the Underwriters, and, subject to the terms and conditions set forth herein, the Underwriters will become obligated to purchase, the number of Option Units specified in such notice.

China Growth Alliance Ltd.
_______________, 2008

1.2.3. Payment and Delivery. Payment for the Option Units will be made on the Option Closing Date by wire transfer in Federal (same day) funds as follows: $7.68 per Option Unit, which includes $0.20 of Deferred Fees per Option Unit, shall be deposited in the Trust Account pursuant to the Trust Agreement and the remaining proceeds shall be paid to the order of the Company upon delivery to you of certificates (in form and substance satisfactory to the Underwriters) representing the Option Units (or through the facilities of DTC) for the account of the Underwriters. The Option Units shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two (2) full Business Days prior to the Option Closing Date. The Company shall not be obligated to sell or deliver the Option Units except upon tender of payment by the Representative for applicable Option Units.

1.3. Representative’s Purchase Option.

1.3.1. Purchase Option. The Company hereby agrees to issue and sell to the Representative (and/or its designees) on the Effective Date an option (“Representative’s Purchase Option”) for the purchase of an aggregate of 350,000 units (the “Representative’s Units”) (5% of the total number of Firm Units sold in the Offering) for an aggregate purchase price of $100.00. Each of the Representative’s Units is identical to the Firm Units, except that the Warrants included in the Representative’s Units (the “Representative’s Warrants”) have an exercise price of $7.50 (125% of the exercise price of the Warrants included in the units sold to the public). The Representative’s Purchase Option shall be exercisable, in whole or in part, commencing on the later of the consummation of a Business Combination or one hundred eighty (180) days from the Effective Date, and expiring on the five-year anniversary of the Effective Date, at an initial exercise price per Representative’s Unit of $10.00, which is equal to one hundred and twenty five percent (125%) of the initial public offering price of a Unit. The Representative’s Purchase Option, the Representative’s Units, the Sub-Units underlying the Representative’s Purchase Option, the Representative’s Warrants and the Ordinary Shares underlying the Sub-Units and issuable upon exercise of the Representative’s Warrants are hereinafter referred to collectively as the “Representative’s Securities.” The Public Securities and the Representative’s Securities are hereinafter referred to collectively as the “Securities.” The Representative understands and agrees that there are significant restrictions against transferring the Representative’s Purchase Option during the first year after the Effective Date, as set forth in Section 3 of the Representative’s Purchase Option.

1.3.2. Payment and Delivery. Delivery and payment for the Representative’s Purchase Option shall be made on the Closing Date. The Company shall deliver to the Underwriters, upon payment therefor, certificates for the Representative’s Purchase Option in the name or names and in such authorized denominations as the Representative may request.

2. Representations and Warranties of the Company. The Company represents and warrants to the Underwriters as of the Applicable Time (as defined below) and as of the Closing Date and as of each Option Closing Date, if any, as follows:

2.1. Filing of Registration Statement.

2.1.1. Pursuant to the Act. The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement and an amendment or amendments thereto, on Form F-1 (File No. 333-______), including any related preliminary prospectus or prospectuses (the “Preliminary Prospectus”), for the registration of the Public Securities under the Securities Act of 1933, as amended (the “Act”), which registration statement and amendment or amendments have been prepared by the Company in all material respects in conformity with the requirements of the Act and the rules and regulations of the Commission under the Act (the “Regulations”). Except as the context may otherwise require, such registration statement on file with the Commission at the time the registration statement becomes effective (including the prospectus, financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein and all information deemed to be a part thereof as of the Effective Date pursuant to paragraph (b) of Rule 430A of the Regulations), is referred to herein as the “Registration Statement.” The final prospectus in the form first furnished to the Underwriters for use in the Offering, is hereinafter called the “Prospectus.” The Registration Statement has been declared effective by the Commission on the date hereof. “Applicable Time” means [___ am/pm on ___, 2008] or such other time as agreed to by the Company and the Representative.

China Growth Alliance Ltd.
_______________, 2008

2.1.2. Pursuant to the Exchange Act. The Company has filed with the Commission a Form 8-A (File Number 000-___) providing for the registration under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the Units, the Sub-Units, the Class A Warrants, the Class B Warrants and the Ordinary Shares. The registration of the Units, Sub-Units, the Class A Warrants, the Class B Warrants and the Ordinary Shares under the Exchange Act has been declared effective by the Commission on the date hereof.

2.2. No Stop Orders, etc. Neither the Commission nor, to the best of the Company’s knowledge, any state regulatory authority has issued any order preventing or suspending the use of any Preliminary Prospectus or the Registration Statement or has instituted or, to the best of the Company’s knowledge, threatened to institute any proceedings with respect to such an order.

2.3. Disclosures in Registration Statement.

2.3.1. 10b-5 Representation. At the respective times the Registration Statement, Prospectus and any post-effective amendments thereto become effective (and at the Closing Date and the Option Closing Date, if any):

(i) The Registration Statement, the Prospectus and any post-effective amendments thereto did and will contain all material statements that are required to be stated therein in accordance with the Act and the Regulations, and will in all material respects conform to the requirements of the Act and the Regulations;

(ii) Neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, on such dates, do or will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The representation and warranty made in this Section 2.3.1(ii) does not apply to statements made or statements omitted in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriters by the Representative expressly for use in the Registration Statement or Prospectus or any amendment thereof or supplement thereto. The parties acknowledge and agree that such information provided by or on behalf of any Underwriter consists solely of the names and addresses of the Underwriters appearing in the “Underwriting” section of the Prospectus and the following additional disclosure contained in the “Underwriting” section of the Prospectus: (i) the final paragraph under the heading “Underwriting Terms”, (ii) the, first, second, fourth and fifth paragraphs under the heading “Other Matters” and (iii) all paragraphs under the heading “Foreign Regulatory Restrictions on Purchase of Shares” (the “Underwriters’ Information”).

China Growth Alliance Ltd.
_______________, 2008

2.3.2. Disclosure of Agreements. The agreements and documents described in the Preliminary Prospectus, the Registration Statement and the Prospectus conform to the descriptions thereof contained therein and there are no agreements or other documents required by the Act and the Regulations to be described in the Preliminary Prospectus, the Registration Statement or the Prospectus or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which it is or may be bound or affected and (i) that is referred to in the Prospectus, or (ii) is material to the Company’s business, has been duly authorized and validly executed by the Company, is in full force and effect in all material respects and is enforceable against the Company and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. None of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the best of the Company’s knowledge, any other party is in default thereunder and, to the best of the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default thereunder. To the best of the Company’s knowledge, performance by the Company of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses, including, without limitation, those relating to environmental laws and regulations.

2.3.3. Prior Securities Transactions. No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company since the Company’s formation, except as disclosed in the Registration Statement.

2.3.4. Regulations. The disclosures in the Registration Statement concerning the effects of Federal, State, local and foreign regulation on the Company’s business as currently contemplated are correct in all material respects.

2.4. Changes After Dates in Registration Statement.

2.4.1. No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise specifically stated therein: (i) there has been no material adverse change in the condition, financial or otherwise, or business prospects of the Company; (ii) there have been no material transactions entered into by the Company, other than as contemplated pursuant to this Agreement; and (iii) no officer or director of the Company has resigned from any position with the Company.

2.4.2. Recent Securities Transactions, etc. Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as may otherwise be indicated or contemplated herein or disclosed in the Registration Statement and the Prospectus, the Company has not: (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

2.5. Independent Accountants. To the knowledge of the Company, UHY LLP (“UHY”), whose report is filed with the Commission as part of the Registration Statement, are independent registered public accountants as required by the Act and the Regulations. UHY has not, during the periods covered by the financial statements included in the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

China Growth Alliance Ltd.
_______________, 2008

2.6. Financial Statements. The financial statements, including the notes thereto and supporting schedules included in the Registration Statement and Prospectus fairly present the financial position and the results of operations of the Company at the dates and for the periods to which they apply; and such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”), consistently applied throughout the periods involved; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein. The Registration Statement discloses all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses.

2.7. Authorized Capital; Options, etc. The Company had, at the date or dates indicated in the Prospectus, the duly authorized, issued and outstanding capitalization as set forth in the Registration Statement and the Prospectus. Based on the assumptions stated in the Registration Statement and the Prospectus, the Company will have on the Closing Date the adjusted stock capitalization set forth therein. Except as set forth in, or contemplated by, the Registration Statement and the Prospectus, on the Effective Date and on the Closing Date, there will be no options, warrants, or other rights to purchase or otherwise acquire any authorized, but unissued Ordinary Shares of the Company or any security convertible into Ordinary Shares of the Company, or any contracts or commitments to issue or sell Ordinary Shares or any such options, warrants, rights or convertible securities.

2.8. Valid Issuance of Securities, etc.

2.8.1. Outstanding Securities. All issued and outstanding securities of the Company issued prior to the transactions contemplated by this Agreement have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The authorized Ordinary Shares conform in all material respects to all statements relating thereto contained in the Registration Statement and the Prospectus. The offers and sales of the outstanding Ordinary Shares were at all relevant times either registered under the Act and the applicable state securities or Blue Sky laws or, based in part on the representations and warranties of the purchasers of such Ordinary Shares, exempt from such registration requirements.

2.8.2. Securities Sold Pursuant to this Agreement. The Securities have been duly authorized and, when issued and paid for, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; the Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Securities has been duly and validly taken. The Securities conform in all material respects to all statements with respect thereto contained in the Registration Statement. When issued, the Representative’s Purchase Option, the Representative’s Warrants and the Warrants will constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment of the respective exercise prices therefor, the number and type of securities of the Company called for thereby in accordance with the terms thereof and such Representative’s Purchase Option, the Representative’s Warrants and the Warrants are enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

China Growth Alliance Ltd.
_______________, 2008

2.9. Registration Rights of Third Parties. Except as set forth in the Registration Statement and the Prospectus, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement to be filed by the Company.

2.10. Validity and Binding Effect of Agreements. This Agreement, the Warrant Agreement (as defined in Section 2.21 hereof), the Trust Agreement, the Services Agreement (as defined in Section 3.7.2 hereof), the Subscription Agreement (as defined in Section 2.22.3 hereof) and the Escrow Agreement (as defined in Section 2.22.2 hereof) have been duly and validly authorized by the Company and constitute, and the Representative’s Purchase Option has been duly and validly authorized by the Company and, when executed and delivered, will constitute, the valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

2.11. No Conflicts, etc. The execution, delivery, and performance by the Company of this Agreement, the Warrant Agreement, the Representative’s Purchase Option, the Trust Agreement, the Services Agreement, the Subscription Agreement and the Escrow Agreement, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms hereof and thereof do not and will not, with or without the giving of notice or the lapse of time or both: (i) result in a material breach of, or conflict with any of the terms and provisions of, or constitute a material default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement or instrument to which the Company is a party except pursuant to the Trust Agreement referred to in Section 2.23 hereof; (ii) result in any violation of the provisions of the Amended and Restated Memorandum and Articles of Association of the Company (as the same may be amended from time to time, the “Articles of Association”); or (iii) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or business constituted as of the date hereof.

2.12. No Defaults; Violations. No material default exists in the due performance and observance of any term, covenant or condition of any material license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject. The Company is not in violation of any term or provision of its Articles of Association, or in violation of any franchise, license, permit, applicable law, rule, regulation, judgment or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or businesses.

China Growth Alliance Ltd.
_______________, 2008

2.13. Corporate Power; Licenses; Consents.

2.13.1. Conduct of Business. Except as described in the Registration Statement and the Prospectus, the Company has all requisite corporate power and authority, and has all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies that it needs as of the date hereof to conduct its business purpose as described in the Prospectus. The disclosures in the Registration Statement concerning the effects of federal, state, local and foreign regulation on this Offering and the Company’s business purpose as currently contemplated are correct in all material respects.

2.13.2. Transactions Contemplated Herein. The Company has all corporate power and authority to enter into this Agreement and to carry out the provisions and conditions hereof, and all consents, authorizations, approvals and orders required in connection therewith have been obtained. No consent, authorization or order of, and no filing with, any court, government agency or other body is required for the valid issuance, sale and delivery of the Securities and the consummation of the transactions and agreements contemplated by this Agreement, the Warrant Agreement, the Representative’s Purchase Option, the Trust Agreement, the Services Agreement, the Subscription Agreement and the Escrow Agreement and as contemplated by the Prospectus, except with respect to applicable federal and state securities laws and the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

2.14. D&O Questionnaires. To the Company’s knowledge, all information contained in the questionnaires (the “Questionnaires”) completed by each of the Company’s shareholders immediately prior to the Offering (the “Initial Shareholders”) and provided to the Underwriters as an exhibit to his or her Insider Letter (as defined in Section 2.22.1) is true and correct in all respects and the Company has not become aware of any information which would cause the information disclosed in the questionnaires completed by each Initial Shareholder to become inaccurate and incorrect.

2.15. Litigation; Governmental Proceedings. There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or, to the Company’s knowledge, threatened against, or involving the Company or, to the Company’s knowledge, any Initial Shareholder which has not been disclosed in the Registration Statement and the Prospectus or in connection with the Company’s listing application for the listing of the Company’s securities on the American Stock Exchange (the “AMEX”).

2.16. Good Standing. The Company has been duly organized and is validly existing as a corporation and is in good standing under the laws of the Cayman Islands as of the date hereof, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify would not have a material adverse effect on the assets, business or operations of the Company.

2.17. Stop Orders. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or Prospectus or any part thereof.

China Growth Alliance Ltd.
_______________, 2008

2.18. Transactions Affecting Disclosure to FINRA.

2.18.1. Finder’s Fees. Except as described in the Registration Statement and the Prospectus, there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee by the Company or any Initial Shareholder with respect to the sale of the Securities hereunder or any other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, any Initial Shareholder that may affect the Underwriters’ compensation, as determined by FINRA.

2.18.2. Payments Within Twelve Months. Except as described in the Registration Statement and the Prospectus, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) to any FINRA member; or (iii) to any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the twelve months prior to the Effective Date, other than payments to Jessup & Lamont Securities Corporation, an Underwriter, in connection with the Offering.

2.18.3. Use of Proceeds. None of the net proceeds of the Offering will be paid by the Company to any participating FINRA member or its affiliates, except as specifically authorized herein and except as may be paid in connection with a Business Combination as contemplated by the Prospectus.

2.18.4. Initial Shareholders’ FINRA Affiliation. Based on questionnaires distributed to such persons, no officer, director or any beneficial owner of the Company’s unregistered securities has any direct or indirect affiliation or association with any FINRA member (as determined in accordance with the rules and regulations of FINRA). The Company will advise the Representative and Gersten Savage if it learns that any officer, director or owner of at least 5% of the Company’s outstanding Ordinary Shares is or becomes an affiliate or associated person of a FINRA member participating in the Offering.

2.19. Foreign Corrupt Practices Act. Neither the Company nor any of the Initial Shareholders or any other person acting on behalf of the Company has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) that (i) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have had a material adverse effect on the assets, business or operations of the Company as reflected in any of the financial statements contained in the Prospectus or (iii) if not continued in the future, might adversely affect the assets, business, operations or prospects of the Company. The Company has taken reasonable steps to ensure that its accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

2.20. Officers’ Certificate. Any certificate signed by any duly authorized officer of the Company and delivered to you or to Gersten Savage shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

China Growth Alliance Ltd.
_______________, 2008

2.21. Warrant Agreement. The Company has entered into a warrant agreement with respect to the Warrants and the Representative’s Warrants with AST, as warrant agent, substantially in the form filed as an exhibit to the Registration Statement (the “Warrant Agreement”).

2.22. Agreements with Initial Shareholders.

2.22.1. Insider Letters. The Company has caused to be duly executed legally binding and enforceable agreements (except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (ii) as enforceability of any indemnification, contribution or noncompete provision may be limited under the federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought) annexed as Exhibits 10.4 to 10.10 to the Registration Statement (the “Insider Letters”), pursuant to which each of the Initial Shareholders of the Company agree to certain matters, including but not limited to, certain matters described as being agreed to by them under the “Proposed Business” section of the Prospectus.

2.22.2. Escrow Agreement. The Company has caused (or will, as of the Closing Date, cause) the Initial Shareholders to enter into a securities escrow agreement (the “Escrow Agreement”) with AST (in this context, the “Escrow Agent”) in form and substance satisfactory to the Underwriters, whereby the Ordinary Shares owned by the Initial Shareholders will be held in escrow by the Escrow Agent, until the earlier of: (i) one year after the consummation of a Business Combination, (ii) three years from the Effective Date, or (iii) the consummation of a liquidation, share reconstruction and amalgamation, stock exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their Ordinary Shares for cash, securities or other property subsequent to our consummating a Business Combination. During such escrow period, the Initial Shareholders shall be prohibited from selling or otherwise transferring such shares (except to spouses and children of Initial Shareholders and trusts established for their benefit and as otherwise set forth in the Escrow Agreement), but will retain the right to vote such shares. The Escrow Agreement shall not be amended, modified or otherwise changed without the prior written consent of the Representative.

2.22.3. Subscription Agreement. Fair Value Opportunity Ltd. (the “Subscriber”), a Samoa company which is an affiliate of the Company and of which more than a majority of the interests are collectively owned by Dr. Zhou and Messrs. Zhu and Ma (certain officers and directors of the Company), has executed and delivered an agreement, annexed as Exhibit 10.12 of the Registration Statement (the “Subscription Agreement”), pursuant to which the Subscriber, among other things, has purchased an aggregate of 2,666,667 warrants identical (except as disclosed in the Registration Statement and the Prospectus) to the Warrants (the “Placement Warrants”) at a purchase price of $0.75 per Placement Warrant in a private placement in accordance with Regulation S under the Act occurring immediately prior to the Closing (the “Private Placement”). The Subscriber and the Company have delivered executed copies of the Subscription Agreement and the Subscriber has delivered the purchase price on or before the Effective Date. Pursuant to the Subscription Agreement: (i) $1,900,000 of the proceeds from the sale of the Placement Warrants will be deposited by the Company in the Trust Account in accordance with the terms of the Trust Agreement prior to the Effective Date, and (ii) the Subscriber has waived any and all rights and claims that it may have to any proceeds, and any interest thereon, held in the Trust Account in respect of the Placement Warrants in the event that a Business Combination is not consummated and the Trust Account is liquidated in accordance with the terms of the Trust Agreement. There was no placement agent in the Private Placement and no party shall be entitled to a placement fee or expense allowance from the sale of the Placement Warrants.

China Growth Alliance Ltd.
_______________, 2008

2.23. Investment Management Trust Agreement. The Company has entered into the Trust Agreement with respect to certain proceeds of the Offering and the Private Placement in the form annexed as Exhibit 10.1 to the Registration Statement.

2.24. Covenants Not to Compete. No Initial Shareholder is subject to any noncompetition agreement with any employer or prior employer which could materially affect his ability to be an Initial Shareholder, employee, officer and/or director of the Company.

2.25. Investments. No more than 45% of the “value” (as defined in Section 2(a)(41) of the Investment Company Act of 1940 (the “Investment Company Act”)) of the Company’s total assets consist of, and no more than 45% of the Company’s net income after taxes is derived from, securities other than “Government Securities” (as defined in Section 2(a)(16) of the Investment Company Act).

2.26. Subsidiaries. The Company does not own an interest in any corporation, partnership, limited liability company, joint venture, trust or other business entity.

2.27. Related Party Transactions. Except as disclosed in the Registration Statement and the Prospectus, there are no business relationships or related party transactions involving the Company or any other person required to be described in the Prospectus that have not been described as required.

2.28. Board of Directors. The Board of Directors of the Company is comprised of the persons set forth under the heading of the Prospectus captioned “Management”. The qualifications of the persons serving as board members and the overall composition of the board comply with the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder applicable to the Company. At least one member of the Board of Directors of the Company qualifies as a “financial expert” as such term is defined under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder.

2.29. Sarbanes-Oxley Compliance.

2.29.1. Disclosure Controls. The Company has developed and currently maintains disclosure controls and procedures that will comply with Rule 13a-15 or 15d-15 of the Exchange Act, and such controls and procedures are effective to ensure that all material information concerning the Company will be made known on a timely basis to the individuals responsible for the preparation of the Company’s Exchange Act filings and other public disclosure documents.

2.29.2. Compliance. The Company is, or on the Effective Date will be, in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 applicable to it, and has implemented or will implement such programs and taken reasonable steps to ensure the Company’s future compliance (not later than the relevant statutory and regulatory deadlines therefor) with all the material provisions of the Sarbanes-Oxley Act of 2002.

3. Covenants of the Company. The Company covenants and agrees as follows:

3.1. Amendments to Registration Statement. The Company will deliver to the Representative, prior to filing, any amendment or supplement to the Registration Statement or Prospectus proposed to be filed after the Effective Date and not file any such amendment or supplement to which the Representative shall reasonably object in writing.

China Growth Alliance Ltd.
_______________, 2008

3.2. Federal Securities Laws.

3.2.1. Compliance. During the time when a Prospectus is required to be delivered under the Act, the Company will use its best efforts to comply with all requirements imposed upon it by the Act, the Regulations and the Exchange Act and by the regulations under the Exchange Act, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Public Securities in accordance with the provisions hereof and the Prospectus. If at any time when a Prospectus relating to the Public Securities is required to be delivered under the Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or counsel for the Underwriters, the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will notify the Representative promptly and prepare and file with the Commission, subject to Section 3.1 hereof, an appropriate amendment or supplement in accordance with Section 10 of the Act.

3.2.2. Filing of Final Prospectus. The Company will file the Prospectus (in form and substance satisfactory to the Representative) with the Commission pursuant to the requirements of Rule 424 of the Regulations.

3.2.3. Exchange Act Registration. For a period of three years from the Effective Date, or until such earlier time upon which the Company is required to be liquidated, the Company will use its best efforts to maintain the registration of the Units, Sub-Units, Class A Warrants, Class B Warrants and Ordinary Shares under the provisions of the Exchange Act. The Company will not deregister the Units under the Exchange Act without the prior written consent of the Representative.

3.2.4. Free Writing Prospectuses. The Company represents and agrees that it has not made and will not make any offer relating to the Public Securities that would constitute an issuer free writing prospectus, as defined in Rule 433 of the 1933 Act, without the prior consent of the Representative. Any such free writing prospectus consented to by the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that its will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus” as defined in Rule 433, and has complied and will comply with the applicable requirements of Rule 433 of the 1933 Act, including timely Commission filing where required, legending and record keeping.

3.3. Purchases of Ordinary Shares by the Company. In the event that, prior to the Business Combination, the Company enters into privately negotiated transactions to acquire IPO Shares (as defined below) from Public Shareholders who have elected to redeem their Public Sub-Units for a pro rata cash portion of the Trust Account as contemplated by Section 8.7.2 hereof in order to change such shareholders’ vote in connection with the Business Combination, the Company agrees that it shall only pay to the applicable Public Shareholders funds up to the per share redemption price set forth the Prospectus. Negotiated premiums, if any, to such per share redemption price may not be paid by the Company.

3.4. Delivery to Underwriters of Prospectuses. The Company will deliver to each of the several Underwriters, without charge, from time to time during the period when the Prospectus is required to be delivered under the Act or the Exchange Act such number of copies of each Preliminary Prospectus and the Prospectus as such Underwriters may reasonably request and, as soon as the Registration Statement or any amendment or supplement thereto becomes effective, deliver to you two original executed Registration Statements, including exhibits, and all post-effective amendments thereto and copies of all exhibits filed therewith or incorporated therein by reference and all original executed consents of certified experts.

China Growth Alliance Ltd.
_______________, 2008

3.5. Effectiveness and Events Requiring Notice to the Representative. The Company will use its best efforts to cause the Registration Statement to remain effective with a current prospectus for as long as the Warrants remain outstanding and will notify the Representative immediately and confirm the notice in writing: (i) of the effectiveness of the Registration Statement and any amendment thereto; (ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceeding for that purpose; (iii) of the issuance by any state securities commission of any proceedings for the suspension of the qualification of the Public Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose; (iv) of the mailing and delivery to the Commission for filing of any amendment or supplement to the Registration Statement or Prospectus; (v) of the receipt of any comments or request for any additional information from the Commission; and (vi) of the happening of any event during the period described in Section 3.5 hereof that, in the judgment of the Company, makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Commission or any state securities commission shall enter a stop order or suspend such qualification at any time, the Company will make every reasonable effort to obtain promptly the lifting of such order.

3.6. Intentionally omitted.

3.7. Transactions.

3.7.1. Business Combinations. The Company will not consummate a Business Combination with any entity which is affiliated with any Initial Shareholder unless the Company obtains an opinion from an independent investment banking firm that the Business Combination is fair to the Company’s shareholders from a financial perspective.

3.7.2. Administrative Services. The Company has entered into an agreement (the “Services Agreement”) with Shanghai Fair Value Investment Company Limited (the “Provider”), pursuant to which the Provider will make available to the Company general and administrative services, including but not limited to reception, secretarial and general office services general and administrative services, for an amount equal to $7,500.00 per month.

3.7.3. Affiliate Compensation. The Company shall not pay any Initial Shareholder or any of their affiliates any fees or compensation from the Company, for services rendered to the Company prior to, or in connection with, the consummation of a Business Combination; provided that the Initial Shareholders shall be entitled to reimbursement from the Company for their out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.

3.8. Intentionally omitted.

3.9. Intentionally omitted.

3.10. Financial Public Relations Firm. Promptly after the execution of a definitive agreement for a Business Combination, the Company shall retain a financial public relations firm reasonably acceptable to the Representative for a term to be agreed upon by the Company and the Representative.

China Growth Alliance Ltd.
_______________, 2008

3.11. Reports to the Representative.

3.11.1. Periodic Reports, etc. For a period of three years from the Effective Date, or until such earlier time upon which the Company is required to be liquidated, the Company will furnish to the Representative (Attn: Scott Bass, Vice President) copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of its securities and also promptly furnish to the Representative: (i) a copy of each periodic report the Company shall be required to file with the Commission; (ii) a copy of every press release and every news item and article with respect to the Company or its affairs which was released by the Company; (iii) a copy of each Form 6-K prepared and filed by the Company; (iv) five copies of each Registration Statement; (v) such additional documents and information with respect to the Company and the affairs of any future subsidiaries of the Company as the Representative may from time to time reasonably request; provided the Representatives shall sign, if requested by the Company, a Regulation FD compliant confidentiality agreement which is reasonably acceptable to the Representative and Gersten Savage in connection with the Representative’s receipt of such information. Documents filed with the Commission pursuant to its EDGAR system shall be deemed to have been delivered to the Representative pursuant to this Section.

3.11.2. Transfer Sheets. For a period of three years from the Effective Date, or until such earlier time upon which the Company is required to be liquidated, the Company shall retain a transfer and warrant agent acceptable to the Representative (the “Transfer Agent”) and will furnish to the Representatives at the Company’s sole cost and expense such transfer sheets of the Company’s securities as the Representative may reasonably request, including the daily and monthly consolidated transfer sheets of the Transfer Agent and DTC. AST is acceptable to the Underwriters to act as Transfer Agent.

3.11.3. Trading Reports. During such time as the Public Securities are listed on AMEX the Company shall provide to the Representative, at its expense, such reports published by the AMEX relating to price trading of the Public Securities, as the Representative shall reasonably request.

3.12. Disqualification of Form F-1. For a period of three years from the Effective Date, or until such earlier time upon which the Company is required to be liquidated (and except in connection with a “going private” transaction by the Company), the Company will not take any action or actions which may prevent or disqualify the Company’s use of Form F-1 (or other appropriate form) for the registration of the Warrants and the Representative’s Warrants under the Act.

3.13. Payment of Expenses.

3.13.1. General Expenses Related to the Offering. The Company hereby agrees to pay on each of the Closing Date and the Option Closing Date, if any, to the extent not paid at the Closing Date, all expenses incident to the performance of the obligations of the Company under this Agreement, including, but not limited to: (i) the preparation, printing, filing and mailing (including the payment of postage with respect to such mailing) of the Registration Statement, the Preliminary and final Prospectuses and the printing and mailing of this Agreement and related documents, including the cost of all copies thereof and any amendments thereof or supplements thereto supplied to the Underwriters in quantities as may be required by the Underwriters; (ii) the printing, engraving, issuance and delivery of certificates for the Sub-Units and the Warrants (and their component securities) included in the Public Units and the Representative’s Purchase Option, including any transfer or other taxes payable thereon; (iii) filing fees, costs and expenses incurred in registering the Offering with FINRA; (iv) filing fees, costs and expenses incurred in listing the Public Units, the Sub-Units and the Ordinary Shares and Class A Warrants included therein on the AMEX; (v) fees and disbursements of AST (in its various capacities); (vi) the cost of up to 20 Lucite cubes or similar commemorative items in a style reasonably requested by the Representative; (vii) the cost (up to $12,000) of the investigative search firm that conducted an investigation of the principals of the Company and (viii) all other costs and expenses incident to the performance by the Company of its obligations hereunder which are not otherwise specifically provided for in this Section 3.13.1 including, without limitation, the Company’s “road-show” expenses up to a maximum of $25,000. The Representative may also deduct from the net proceeds of the Offering payable to the Company on the Closing Date, or the Option Closing Date, if any, the expenses set forth herein to be paid by the Company to the Representative.

China Growth Alliance Ltd.
_______________, 2008

3.13.2. Non-accountable Expenses. The Company further agrees that, in addition to the expenses payable pursuant to Section 3.13.1, on the Closing Date it will pay to the Representative a non-accountable expense allowance equal to one percent (1.00%) of the gross proceeds received by the Company from the sale of the Firm Units by deduction from the proceeds of the Offering contemplated herein; provided however, that 0.50% of such proceeds shall be deposited into the Trust Account pursuant to Section 1.1.3 of this Agreement and shall be released upon the earlier of a Business Combination or the liquidation of the Trust Account; and provided, further, that $60,000 previously paid by the Company to the Representative shall be deducted from the non-accountable expense allowance payable to the Representative on the Closing Date.

3.14. Application of Net Proceeds. The Company will apply the net proceeds from the Offering received by it in a manner consistent with the application described under the caption “Use Of Proceeds” in the Prospectus.

3.15. Delivery of Earnings Statements to Security Holders. The Company will make generally available to its security holders as soon as practicable, but not later than the first day of the fifteenth full calendar month following the Effective Date, an earnings statement (which need not be certified by independent public or independent certified public accountants unless required by the Act or the Regulations, but which shall satisfy the provisions of Rule 158(a) under Section 11(a) of the Act) covering a period of at least twelve consecutive months beginning after the Effective Date.

3.16. Notice to FINRA. In the event any person or entity (regardless of any FINRA affiliation or association) is engaged to assist the Company in its search for a merger candidate or to provide any other merger and acquisition services, the Company will provide the following to the Representative (who shall make an appropriate filing with FINRA) prior to the consummation of the Business Combination: (i) complete details of all services and copies of agreements governing such services; and (ii) justification as to why the person or entity providing the merger and acquisition services should not be considered an “underwriter and related person” with respect to the Company’s initial public offering, as such term is defined in Rule 2710(a)(6) of FINRA’s Conduct Rules. The Company also agrees that proper disclosure of such arrangement or potential arrangement will be made in the Registration Statement and the proxy statement, which the Company will file for purposes of soliciting shareholder approval for the Business Combination.

3.17. Stabilization. Neither the Company, nor, to its knowledge, any of its employees, directors or shareholders (without the consent of the Representative) has taken or will take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Public Units.

China Growth Alliance Ltd.
_______________, 2008

3.18. Internal Controls. The Company will maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.19. Accountants. For a period of three years from the Effective Date, or until such earlier time upon which the Company is required to be liquidated, the Company shall retain UHY or other independent public accountants reasonably acceptable to the Representative.

3.20. Form 6-K. The Company shall, on the date hereof, retain its independent public accountants to audit the balance sheet of the Company as of the Closing Date (the “Audited Balance Sheet”) reflecting the receipt by the Company of the proceeds of the Offering and the Private Placement. As soon as the Audited Balance Sheet becomes available, the Company shall promptly file a Current Report on Form 6-K with the Commission, which Report shall contain the Company’s Audited Balance Sheet.

3.21. FINRA. The Company shall advise the Representative (who shall make an appropriate filing with FINRA) if it is aware that any 5% or greater shareholder of the Company becomes an affiliate or associated person of an FINRA member participating in the distribution of the Company’s Public Securities.

3.22. Investment Company. The Company shall cause the proceeds of the Offering to be held in the Trust Account to be invested only in “government securities” or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act, as set forth in the Trust Agreement and disclosed in the Prospectus. The Company will otherwise conduct its business in a manner so that it will not become subject to the Investment Company Act. Furthermore, once the Company consummates a Business Combination, it will be engaged in a business other than that of investing, reinvesting, owning, holding or trading securities.

3.23. No Fiduciary Duties. The Company acknowledges and agrees that the Underwriters’ responsibility to the Company is solely contractual in nature and that none of the Underwriters or their affiliates shall be acting in a fiduciary capacity, or otherwise owe any fiduciary duty to the Company in connection with the Offering and the other transactions contemplated by this Agreement.

4. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters to purchase and pay for the Public Units, as provided herein, shall be subject to the continuing accuracy of the representations and warranties of the Company as of the date hereof and as of each of the Closing Date and the Option Closing Date, if any, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof and to the performance by the Company of its obligations hereunder and to the following conditions:

4.1. Regulatory Matters.

4.1.1. Effectiveness of Registration Statement. The Registration Statement shall have become effective not later than 5:00 P.M., Eastern time, on the date of this Agreement or such later date and time as shall be consented to in writing by you, and, at each of the Closing Date and the Option Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or contemplated by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of Gersten Savage.

China Growth Alliance Ltd.
_______________, 2008

4.1.2. FINRA Clearance. By the Effective Date, the Representative shall have received clearance from FINRA as to the amount of compensation allowable or payable to the Underwriters as described in the Registration Statement.

4.1.3. American Stock Exchange Clearance. On the Effective Date, the Company’s Public Units, Sub-Units, Class A Warrants and Ordinary Shares shall have been approved for listing on the AMEX.

4.1.4. Free Writing Prospectuses. The Representative covenants with the Company that the Underwriters will not use, authorize the use of, refer to, or participate in the planning for the use of a “free writing prospectus” as defined in Rule 405 under the 1933 Act, which term includes use of any written information furnished by the Commission to the Company and not incorporated by reference into the Registration Statement, without the prior written consent of the Company. Any such free writing prospectus consented to by the Company is hereinafter referred to as an “Underwriter Free Writing Prospectus.”

4.2. Company Counsel Matters.

4.2.1. Closing Date Opinion of Counsel. On the Closing Date, the Representative shall have received the favorable opinion of Ellenoff Grossman & Schole LLP, counsel to the Company (“EG&S”), dated the Closing Date, addressed to the Representative and in form and substance satisfactory to the Representative to the effect that (it being agreed that EG&S may rely upon Campbells, Attorneys-at-Law, with respect to matters governed by Cayman Islands law):

(i) Based solely on a certificate of good standing dated within 10 days of the Closing Date, the Company has been duly organized and is validly existing as a corporation and is in good standing under the laws of the Cayman Islands.

(ii) All issued and outstanding Ordinary Shares have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any stockholder of the Company arising by operation of law or under the Articles of Association. The offers and sales of the outstanding Ordinary Shares were at all relevant times either registered under the Act or exempt from such registration requirements. The authorized, and to the extent of EG&S’s knowledge, outstanding capital stock of the Company is as set forth in the Prospectus.

(iii) The Ordinary Shares included in the Securities have been duly authorized and, when issued and paid for, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability solely by reason of being such holders. The Ordinary Shares included in the Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company arising by operation of law or under the Articles of Association. When issued, the Representative’s Purchase Option, the Representative’s Warrants, the Placement Warrants and the Warrants will constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment therefor, the number and type of securities of the Company called for thereby and the Warrants, the Placement Warrants, the Representative’s Purchase Option, and the Representative’s Warrants, when issued, in each case, are enforceable against the Company in accordance with their respective terms, except (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (b) as enforceability of any indemnification or contribution provision may be limited under the Federal and state securities laws, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The certificates representing the Securities are in due and proper form.

China Growth Alliance Ltd.
_______________, 2008

(iv) This Agreement, the Warrant Agreement, the Services Agreement, the Trust Agreement, the Escrow Agreement and the Subscription Agreement have each been duly and validly authorized and, when executed and delivered by the Company, constitute, and the Representative’s Purchase Option has been duly and validly authorized by the Company and, when executed and delivered, will constitute, the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (b) as enforceability of any indemnification or contribution provisions may be limited under the Federal and state securities laws, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(v) The execution, delivery and performance of this Agreement, the Warrant Agreement, the Representative’s Purchase Option, the Escrow Agreement, the Trust Agreement, the Services Agreement and the Subscription Agreement and compliance by the Company with the terms and provisions thereof and the consummation of the transactions contemplated thereby, and the issuance and sale of the Securities, do not and will not, with or without the giving of notice or the lapse of time, or both, (a) to such counsel’s knowledge, based on representations of the Company made to such counsel and contained in a certificate provided by an executive officer of the Company, conflict with, or result in a breach of, any of the terms or provisions of, or constitute a default under, or result in the creation or modification of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company pursuant to the terms of, any mortgage, deed of trust, note, indenture, loan, contract, commitment or other agreement or instrument filed as an exhibit to the Registration Statement, (b) result in any violation of the provisions of the Articles of Association, or (c) to such counsel’s knowledge, violate any statute or any judgment, order or decree, rule or regulation applicable to the Company of any court, domestic or foreign, or of any federal, state or other regulatory authority or other governmental body having jurisdiction over the Company, its properties or assets.

(vi) The Registration Statement and the Prospectus and any post-effective amendments or supplements thereto (other than the financial statements included therein, as to which no opinion need be rendered) each as of their respective dates complied as to form in all material respects with the requirements of the Act and Regulations. The Securities conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus. No United States or state statute or regulation required to be described in the Prospectus is not described as required (except as to the Blue Sky laws of the various states, as to which such counsel expresses no opinions), nor are any contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement not so described or filed as required (except for the contracts and documents described in the “Underwriting” section of the Registration Statement, as to which such counsel expresses no opinions).

(vii) Based solely on a notice of effectiveness received from the Securities and Exchange Commission, the Registration Statement is effective under the Act. To such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Act or applicable state securities laws.

China Growth Alliance Ltd.
_______________, 2008

(viii) The Company is not and, after giving effect to the Offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement and the Prospectus, will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended.

(ix) The opinion of EG&S shall further include a statement (which shall not be deemed a legal opinion) to the effect that such counsel has participated in conferences with officers and other representatives of the Company, the Underwriters and the independent registered public accounting firm of the Company, at which conferences the contents of the Preliminary Prospectus, the Registration Statement and the Prospectus contained therein and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus contained therein, solely on the basis of the foregoing without independent check and verification, no facts have come to the attention of such counsel which lead them to believe that the Registration Statement or any amendment thereto, at the time the Registration Statement or amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or the Prospectus or any amendment or supplement thereto, at the time they were filed pursuant to Rule 424(b) or at the date of such counsel’s opinion, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which they were made, not misleading (except that such counsel need express no view with respect to the financial information, statistical data and information and matters regarding non-United States laws, rules and regulations included in the Registration Statement or the Prospectus)

4.2.2. Option Closing Date Opinion of Counsel. On the Option Closing Date, if any, the Representative shall have received the favorable opinion of EG&S, dated the Option Closing Date, addressed to the Representative and in form and substance reasonably satisfactory to the Representative, confirming as of the Option Closing Date, the statements made by EG&S in their respective opinions delivered on the Closing Date.

4.2.3. Reliance. In rendering such opinion, such counsel may rely: (i) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to the Representative) of other counsel reasonably acceptable to the Representative, familiar with the applicable laws; and (ii) as to matters of fact, to the extent they deem proper, on certificates or other written statements of officers of the Company and officers of departments of various jurisdiction having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to Gersten Savage if requested. The opinion of EG&S and any opinion relied upon by EG&S shall include a statement to the effect that it may be relied upon by counsel for the Underwriters in its opinion delivered to the Underwriters.

4.3. Cold Comfort Letter. At the time this Agreement is executed, and at each of the Closing Date and the Option Closing Date, if any, you shall have received a letter, addressed to the Representative and in form and substance satisfactory in all respects (including the non-material nature of the changes or decreases, if any, referred to in clause (iii) below) to you and to Gersten Savage from UHY dated, respectively, as of the date of this Agreement and as of the Closing Date and the Option Closing Date, if any:

China Growth Alliance Ltd.
_______________, 2008

(i) Confirming that they are independent public accountants with respect to the Company within the meaning of the Act and the applicable Regulations and that they have not, during the periods covered by the financial statements included in the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act;

(ii) Stating that in their opinion the financial statements of the Company included in the Registration Statement and Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the published Regulations thereunder;

(iii) Stating that, on the basis of a limited review which included a reading of the latest available unaudited interim financial statements of the Company (with an indication of the date of the latest available unaudited interim financial statements), a reading of the latest available minutes of the shareholders and board of directors and the various committees of the board of directors, consultations with officers and other employees of the Company responsible for financial and accounting matters and other specified procedures and inquiries, nothing has come to their attention which would lead them to believe that: (a) the unaudited financial statements of the Company included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Regulations or are not fairly presented in conformity with GAAP applied on a basis substantially consistent with that of the audited financial statements of the Company included in the Registration Statement; (b) at a date not later than five days prior to the Effective Date, Closing Date or Option Closing Date, as the case may be, there was any change in the capital stock or long-term debt of the Company, or any decrease in the shareholders’ equity of the Company as compared with amounts shown in the September 27, 2007 balance sheet included in the Registration Statement, other than as set forth in or contemplated by the Registration Statement, or, if there was any decrease, setting forth the amount of such decrease, and (c) during the period from September 27, 2007 to a specified date not later than five days prior to the Effective Date, Closing Date or Option Closing Date, as the case may be, there was any decrease in revenues, net earnings or net earnings per Ordinary Share, in each case as compared with the corresponding period in the preceding year and as compared with the corresponding period in the preceding quarter, other than as set forth in or contemplated by the Registration Statement, or, if there was any such decrease, setting forth the amount of such decrease;

(iv) Setting forth, at a date not later than five days prior to the Effective Date, the amount of liabilities of the Company (including a breakdown of commercial papers and notes payable to banks);

(v) Stating that they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, statements and other financial information pertaining to the Company set forth in the Prospectus in each case to the extent that such amounts, numbers, percentages, statements and information may be derived from the general accounting records, including work sheets, of the Company and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in the letter and found them to be in agreement;

(vi) Stating that they have not since the Company’s formation brought to the attention of the Company’s management any reportable condition related to internal structure, design or operation as defined in the Statement on Auditing Standards No. 60 “Communication of Internal Control Structure Related Matters Noted in an Audit,” in the Company’s internal controls; and

China Growth Alliance Ltd.
_______________, 2008

(vii) Statements as to such other matters incident to the transaction contemplated hereby as you may reasonably request.

4.4. Officers’ Certificates.

4.4.1. Officers’ Certificate. At each of the Closing Date and the Option Closing Date, if any, the Representative shall have received a certificate of the Company signed by the Chairman of the Board or the Chief Financial Officer and the Secretary or Assistant Secretary of the Company, dated the Closing Date or the Option Closing Date, as the case may be, respectively, to the effect that the Company has performed all covenants and complied with all conditions required by this Agreement to be performed or complied with by the Company prior to and as of the Closing Date, or the Option Closing Date, as the case may be, and that the conditions set forth in Section 4.5 hereof have been satisfied as of such date and that, as of the Closing Date and the Option Closing Date, as the case may be, the representations and warranties of the Company set forth in Section 2 hereof are true and correct. In addition, the Representative will have received such other and further certificates of officers of the Company as the Representative may reasonably request.

4.4.2. Secretary’s Certificate. At each of the Closing Date and the Option Closing Date, if any, the Representative shall have received a certificate of the Company signed by the Secretary or Assistant Secretary of the Company, dated the Closing Date or the Option Date, as the case may be, respectively, certifying: (i) that the Articles of Association are true and complete, have not been modified and are in full force and effect; (ii) that the resolutions of the Company’s Board of Directors relating to the public offering contemplated by this Agreement are in full force and effect and have not been modified; (iii) all correspondence between the Company or its counsel and the Commission; and (iv) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

4.5. No Material Changes. Prior to and on each of the Closing Date and the Option Closing Date, if any: (i) there shall have been no material adverse change or development involving a prospective material adverse change in the condition or prospects or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Registration Statement and Prospectus; (ii) no action suit or proceeding, at law or in equity, shall have been pending or threatened against the Company or any Initial Shareholder before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may materially adversely affect the business, operations, prospects or financial condition or income of the Company, except as set forth in the Registration Statement and Prospectus; (iii) no stop order shall have been issued under the Act and no proceedings therefor shall have been initiated or threatened by the Commission; and (iv) the Registration Statement and the Prospectus and any amendments or supplements thereto shall contain all material statements which are required to be stated therein in accordance with the Act and the Regulations and shall conform in all material respects to the requirements of the Act and the Regulations, and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

China Growth Alliance Ltd.
_______________, 2008

4.6. Delivery of Agreements.

4.6.1. Effective Date Deliveries. On the Effective Date, the Company shall have delivered to the Representative executed copies of the Escrow Agreement, the Trust Agreement, the Warrant Agreement, the Services Agreement, the Subscription Agreement and all of the Insider Letters.

4.6.2. Closing Date Deliveries. On the Closing Date, the Company shall have delivered to the Representative executed copies of the Representative’s Purchase Option.

4.7. Opinion of Counsel for the Underwriters. All proceedings taken in connection with the authorization, issuance or sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to you and to Gersten Savage and you shall have received from Gersten Savage a favorable opinion, dated the Closing Date and the Option Closing Date, if any, with respect to such of these proceedings as you may reasonably require. On or prior to the Effective Date, the Closing Date and the Option Closing Date, as the case may be, Gersten Savage shall have been furnished such documents, certificates and opinions as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 4.7, or in order to evidence the accuracy, completeness or satisfaction of any of the representations, warranties or conditions herein contained.

5. Indemnification.

5.1. Indemnification of Underwriters.

5.1.1. General. Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless each of the Underwriters, their respective directors, officers and employees and each person, if any, who controls any such Underwriter (“controlling person”) within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, whether arising out of any action between any of the Underwriters and the Company or between any of the Underwriters and any third party or otherwise) to which they or any of them may become subject under the Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in (i) any Preliminary Prospectus, the Registration Statement or the Prospectus (as from time to time each may be amended and supplemented); (ii) any post-effective amendment or amendments or any new registration statement and prospectus in which is included securities of the Company issued or issuable upon exercise of the Representative’s Purchase Option; or (iii) any application or other document or written communication (in this Section 5 collectively called “application”) executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Public Units under the securities laws thereof or filed with the Commission, any state securities commission or agency, or the AMEX; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon and in conformity with the Underwriters’ Information, or any amendment or supplement thereof, or in any application, as the case may be. With respect to any untrue statement or omission or alleged untrue statement or omission made in the Preliminary Prospectus, the indemnity agreement contained in this paragraph shall not inure to the benefit of any Underwriter to the extent that any loss, liability, claim, damage or expense of such Underwriter results from the fact that a copy of the Prospectus was not given or sent to the person asserting any such loss, liability, claim or damage at or prior to the written confirmation of sale of the Securities to such person as required by the Act and the Regulations, and if the untrue statement or omission has been corrected in the Prospectus, unless such failure to deliver the Prospectus was a result of non-compliance by the Company with its obligations under Section 3.4 hereof. The Company agrees promptly to notify the Representative of the commencement of any litigation or proceedings against the Company or any of its officers, directors or controlling persons in connection with the issue and sale of the Securities or in connection with the Registration Statement or Prospectus.

China Growth Alliance Ltd.
_______________, 2008

5.1.2. Procedure. If any action is brought against an Underwriter or controlling person in respect of which indemnity may be sought against the Company pursuant to Section 5.1.1, such Underwriter shall promptly notify the Company in writing of the institution of such action and the Company shall assume the defense of such action, including the employment and fees of counsel (subject to the reasonable approval of such Underwriter) and payment of actual expenses. Such Underwriter or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless: (i) the employment of such counsel at the expense of the Company shall have been authorized in writing by the Company in connection with the defense of such action; (ii) the Company shall not have employed counsel to have charge of the defense of such action; or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events the reasonable fees and expenses of not more than one additional firm of attorneys selected by the Underwriter and/or controlling person shall be borne by the Company. Notwithstanding anything to the contrary contained herein, if the Underwriter or controlling person shall assume the defense of such action as provided above, the Company shall have the right to approve the terms of any settlement of such action which approval shall not be unreasonably withheld.

5.2. Indemnification of the Company. Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, each of its directors, officers, Initial Shareholders and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in Section 5.1 (including but not limited to any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, whether arising out of any action between any of the Underwriters and the Company or between any of the Underwriters and any third party or otherwise), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions made in: (a) (i) any Preliminary Prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto or (ii) any application, in each case in reliance upon, and in strict conformity with, the Underwriters’ Information or (b) in any “free writing prospectus” used by the Underwriters in connection with the Offering that is not an Underwriter Free Writing Prospectus.  In case any action shall be brought against the Company or any other person or entity so indemnified based on any Preliminary Prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto or any application or any such free writing prospectus, and in respect of which indemnity may be sought against any Underwriter, such Underwriter shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the several Underwriters by the provisions of Section 5.1.2.

5.3. Settlements. The indemnifying party under this Section 5 shall not be liable for any settlement of any proceeding effected without its written consent, which shall not be withheld, delayed or conditioned unreasonably, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 5.1.2 hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if: (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

China Growth Alliance Ltd.
_______________, 2008

5.4. Contribution.

5.4.1. Contribution Rights. In order to provide for just and equitable contribution under the Act in any case in which (i) any person entitled to indemnification under this Section 5 makes claim for indemnification pursuant hereto but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 5 provides for indemnification in such case, or (ii) contribution under the Act, the Exchange Act or otherwise may be required on the part of any such person in circumstances for which indemnification is provided under this Section 5, then, and in each such case, the Company and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Underwriters, as incurred, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the initial offering price appearing thereon (to the extent that it shall have actually been paid from the Trust Account to the Underwriters as of each date a contribution obligation is payable hereunder; otherwise, the Underwriters’ contribution shall be limited to the underwriting discount paid on the Closing Date) ( the “Underwriters’ Contribution Percentage”) and the Company is responsible for the balance; provided, that, no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation; and, provided, further, that upon consummation of a Business Combination and delivery of the Deferred Fees to the Underwriters, the Underwriters’ Contribution Percentage shall be increased by the percentage that the Deferred Fees bears to the initial offering price (the “Final Contribution Percentage”) and the Final Contribution Percentage shall hereafter be applicable only to new claims for contribution by the Company. If the allocation provided by the immediately preceding sentence is unavailable pursuant to law, rule, regulation or as a result of a judicial determination, the Company and the Underwriters shall contribute in such proportion as is appropriate to reflect the relative fault of the Company and the Underwriters in connection with the actions or omissions which resulted in such loss, claim, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of the Company and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the provisions of this Section 5.4.1, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Public Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay in respect of such losses, liabilities, claims, damages and expenses. For purposes of this Section, each director, officer and employee of an Underwriter or the Company, as applicable, and each person, if any, who controls an Underwriter or the Company, as applicable, within the meaning of Section 15 of the Act shall have the same rights to contribution as the Underwriters or the Company, as applicable.

China Growth Alliance Ltd.
_______________, 2008

5.4.2. Contribution Procedure. Within fifteen days after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (“contributing party”), notify the contributing party of the commencement thereof, but the omission to so notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party or its representative of the commencement thereof within the aforesaid fifteen days, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified. Any such contributing party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding effected by such party seeking contribution without the written consent of such contributing party. The contribution provisions contained in this Section are intended to supersede, to the extent permitted by law, any right to contribution under the Act, the Exchange Act or otherwise available. The Underwriters’ obligations to contribute pursuant to this Section 5.4 are several and not joint.

6. Default by an Underwriter.

6.1. Default Not Exceeding 10% of Firm Units or Option Units. If any Underwriter or Underwriters shall default in its or their obligations to purchase the Firm Units or the Option Units, if the Over-allotment Option is exercised, hereunder, and if the number of the Firm Units or Option Units with respect to which such default relates does not exceed in the aggregate 10% of the number of Firm Units or Option Units that all Underwriters have agreed to purchase hereunder, then such Firm Units or Option Units to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to their respective commitments hereunder.

6.2. Default Exceeding 10% of Firm Units or Option Units. In the event that the default addressed in Section 6.1 relates to more than 10% of the Firm Units or Option Units, you may in your discretion arrange for yourself or for another party or parties to purchase such Firm Units or Option Units to which such default relates on the terms contained herein. If, within one (1) Business Day after such default relating to more than 10% of the Firm Units or Option Units, you do not arrange for the purchase of such Firm Units or Option Units, then the Company shall be entitled to a further period of one (1) Business Day within which to procure another party or parties satisfactory to you to purchase said Firm Units or Option Units on such terms. In the event that neither you nor the Company arrange for the purchase of the Firm Units or Option Units to which a default relates as provided in this Section 6, this Agreement will automatically be terminated by you or the Company without liability on the part of the Company (except as provided in Sections 3.13 and 5 hereof) or the several Underwriters (except as provided in Section 5 hereof); provided, however, that if such default occurs with respect to the Option Units, this Agreement will not terminate as to the Firm Units; and provided further that nothing herein shall relieve a defaulting Underwriter of its liability, if any, to the other several Underwriters and to the Company for damages occasioned by its default hereunder.

6.3. Postponement of Closing Date. In the event that the Firm Units or Option Units to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, you or the Company shall have the right to postpone the Closing Date or Option Closing Date for a reasonable period, but not in any event exceeding five (5) Business Days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment to the Registration Statement or the Prospectus that in the opinion of counsel for the Underwriter may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 6 with like effect as if it had originally been a party to this Agreement with respect to such Securities.

China Growth Alliance Ltd.
_______________, 2008

7. Intentionally Omitted.

8. Additional Covenants.

8.1. Board Composition and Board Designations. For a period of three years from the Effective Date, or until such earlier time upon which the Company is required to be liquidated, the Company shall ensure that: (i) the qualifications of the persons serving as board members and the overall composition of the board comply with the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder and with the listing requirements of the AMEX, NASDAQ or any other national securities exchange or national securities association, as the case may be, in the event the Company seeks to have its Public Securities listed on another exchange or quoted on an automated quotation system, and (ii) if applicable, at least one member of the board of directors qualifies as a “financial expert” as such term is defined under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder.

8.2. Additional Shares or Options. The Company hereby agrees that until the Company consummates a Business Combination, it shall not issue any Ordinary Shares or any options or other securities convertible into Ordinary Shares, or any shares of Preferred Shares which participate in any manner in the Trust Account or which vote as a class with the Ordinary Shares on a Business Combination.

8.3. Trust Account Waiver Letters. The Company hereby agrees that it will use its commercial best efforts not to commence its due diligence investigation of any operating business which the Company seeks to acquire (“Target Business”) or obtain the services of any vendor unless and until the Target Business or the vendor executes a waiver letter in the form attached hereto as Exhibit A and B, respectively.

8.4. Insider Letters. The Company shall not take any action or omit to take any action which would cause a material breach of any of the Insider Letters executed between each Initial Shareholder and the Representative and will not allow any amendments to, or waivers of, such Insider Letters without the prior written consent of the Representative.

8.5. Articles of Association. The Company shall not take any action or omit to take any action that would cause the Company to be in material breach or violation of its Articles of Association.

8.6. Intentionally omitted.

8.7. Acquisition/Liquidation Procedures.

8.7.1. Shareholder Vote and Liquidation. The Company agrees: (i) that, prior to the consummation of any Business Combination, it will submit such transaction to the Company’s shareholders for their approval (“Business Combination Vote”) even if the nature of the acquisition is such as would not ordinarily require shareholder approval under the applicable law of its jurisdiction of incorporation; and (ii) that, in the event that the Company does not effect a Business Combination within 24 months from the consummation of this Offering, the Company will use its best efforts to liquidate and distribute to all holders of IPO Shares (defined below) an aggregate sum equal to the Company’s Liquidation Value (defined below) in accordance with the applicable provisions of the Companies Law (2007 Revision) of the Cayman Islands, as described in the Prospectus. With respect to the Business Combination Vote, the Company shall cause all of the Initial Stockholders to vote the Ordinary Shares owned by them immediately prior to this Offering in accordance with the vote of the holders of a majority of the IPO Shares. The Company’s “Liquidation Value” shall mean the Company’s book value (including all assets held in and outside of the Trust Account), as determined by the Company and audited by UHY. In no event, however, will the Company’s Liquidation Value be less than the value of the Trust Account, inclusive of any net interest income thereon. Only holders of IPO Shares shall be entitled to receive liquidating distributions and the Company shall pay no liquidating distributions with respect to any other shares of capital stock of the Company.

China Growth Alliance Ltd.
_______________, 2008

8.7.2. Shareholder Redemption Rights.

(i) At the time the Company seeks approval of any potential Business Combination, the Company will offer each of the holders of Public Sub-Units in this Offering (the “IPO Shares”) the right to cause the Company to redeem their IPO Shares for cash at a per share price equal to such holders’ pro rata share of the amount in the Trust Account (inclusive of any interest income therein and the Deferred Fees and any interest thereon, and net of working capital and taxes payable) (the “Redemption Price”) on the record date for determination of shareholders entitled to vote upon the proposal to approve such Business Combination (the “Record Date”). Only holders of IPO Shares shall be entitled to exercise redemption rights as set forth herein.

(ii) If holders of: (i) 50% or more in interest of the IPO Shares present at the shareholders meeting approve the Business Combination and (ii) less than 30% in interest of the IPO Shares elect to exercise their redemption rights, the Company may, but will not be required to, proceed with such Business Combination. If the Company elects to so proceed, it will redeem the IPO Shares, based upon the Redemption Price, from those holders of IPO Shares who affirmatively requested such redemption and who voted against the Business Combination. The Class B Warrants contained within the Public Sub-Units of redeeming shareholders shall be forfeited and cancelled if the holder elects to cause the Company to redeem the Sub-Unit of which the Class B Warrant forms a part.

(iii) If holders of: (i) 50% or more in interest of the IPO Shares present at the shareholders meeting reject the Business Combination and (ii) 30% or more in interest of the IPO Shares elect to exercise their redemption rights, the Company will not proceed with such Business Combination and will not redeem such IPO Shares.

8.8. Rule 419. The Company agrees that it will use its best efforts to prevent the Company from becoming subject to Rule 419 under the Act prior to the consummation of any Business Combination, including, but not limited to, using its best efforts to prevent any of the Company’s outstanding securities from being deemed to be a “penny stock” as defined in Rule 3a-51-1 under the Exchange Act during such period.

8.9. Affiliated Transactions. The Company shall cause each of the Initial Shareholders to agree that, in order to minimize potential conflicts of interest which may arise from multiple affiliations, the Initial Shareholders will present to the Company for its consideration, prior to presentation to any other person or company, any suitable opportunity to acquire an operating business, until the earlier of the consummation by the Company of a Business Combination, the liquidation of the Company or until such time as the Initial Shareholders cease to be an officer or director of the Company, subject to any pre-existing fiduciary obligations the Initial Shareholders might have or new fiduciary obligations related to or affiliated with entities to whom the Initial Shareholders have pre-existing fiduciary obligations, including, but not limited to, fiduciary obligations to next generation, follow-on or successor entities to any entities to which the Initial Shareholders have pre-existing obligations.

China Growth Alliance Ltd.
_______________, 2008

8.10. Target Net Assets. The Company agrees that the initial Target Business that it acquires must have a fair market value equal to at least 80% of the net assets held in the Trust Account at the time of the Business Combination: (a) net of: (i) taxes paid or reserved for and (ii) interest which the Company may draw from the Trust Account as provided for in the Trust Agreement to pay for the Company’s working capital (including expenses in seeking Business Combinations and, potentially, the costs of the Company’s liquidation and dissolution) and (b) excluding the amount held in the Trust Account representing the Deferred Fees. The fair market value of such business must be determined by the Board of Directors of the Company based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. If the Board of Directors of the Company is not able to independently determine that the Target Business has a fair market value of at least 80% of the Company’s fair market value at the time of such acquisition, the Company will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of FINRA with respect to the satisfaction of such criteria. The Company is not required to obtain an opinion from an investment banking firm as to the fair market value if the Company’s Board of Directors independently determines that the Target Business does have sufficient fair market value.

9. Representations and Agreements to Survive Delivery. Except as the context otherwise requires, all representations, warranties and agreements contained in this Agreement shall be deemed to be representations, warranties and agreements at the Closing Date and, if applicable, any Option Closing Date, and such representations, warranties and agreements of the Underwriters and Company, including the indemnity agreements contained in Section 5 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter, the Company or any controlling person, and shall survive termination of this Agreement or the issuance and delivery of the Securities to the several Underwriters until the earlier of the expiration of any applicable statute of limitations and the seventh anniversary of the later of the Closing Date or the Option Closing Date, if any, at which time the representations, warranties and agreements shall terminate and be of no further force and effect.

10. Effective Date of this Agreement and Termination Thereof.

10.1. Effective Date. This Agreement shall become effective when both the Company and the Representative have executed the same and delivered counterparts of such signatures to the other party.

10.2. Termination. You shall have the right to terminate this Agreement at any time prior to any Closing Date, (i) if any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, general securities markets in the United States; or (ii) if trading on the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Market or the NASDAQ Capital Market shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required by FINRA or by order of the Commission or any other government authority having jurisdiction, or (iii) if the United States shall have become involved in a new war or an increase in major hostilities, or (iv) if a banking moratorium has been declared by a New York State or federal authority, or (v) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities markets, or (vi) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in your opinion, make it inadvisable to proceed with the delivery of the Firm Units or Option Units, or (vii) if the Company is in material breach of any of its representations, warranties or covenants hereunder, or (viii) if the Representative shall have become aware after the date hereof of such a material adverse change in the conditions or prospects of the Company, or such adverse material change in general market conditions as in the Representative’s judgment would make it impracticable to proceed with the offering, sale and/or delivery of the Public Units or to enforce contracts made by the Underwriters for the sale of the Public Units.

China Growth Alliance Ltd.
_______________, 2008

10.3. Expenses. Except in the case of a default by the Underwriters, pursuant to Section 6.2 above, in the event that this Agreement shall not be carried out for any reason whatsoever, within the time specified herein or any extensions thereof pursuant to the terms herein, the Company shall be obligated to pay to the Underwriters their actual and accountable out of pocket expenses related to the transactions contemplated herein then due and payable (including the fees and disbursements of Gersten Savage up to $145,000).

10.4. Indemnification. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Section 5 shall not be in any way effected by, such election or termination or failure to carry out the terms of this Agreement or any part hereof.

11. Miscellaneous.

11.1. Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed (registered or certified mail, return receipt requested), personally delivered or sent by facsimile transmission and confirmed and shall be deemed given when so delivered or faxed and confirmed or if mailed, two days after such mailing.

If to the Representative:

Ferris, Baker, Watts, Incorporated
100 Light St.
Baltimore, MD 21202
Scott Bass, Vice President
Fax No.: (410) 659-4632

Copy to:

Gersten Savage LLP
600 Lexington Avenue, 9th Floor
New York, New York 10022
Attn: Arthur S. Marcus, Esq.
Fax No.: (212) 980-5192

If to the Company:

China Growth Alliance Ltd.
Room 409, 4/F Aetna Tower
107 Zunyi Road
Shanghai, 200051, China
Attn: Bin Zhou
Fax No.: (86) 21-62375482

Copy to:

Ellenoff Grossman & Schole LLP
150 East 42nd Street, 11th Floor
New York, NY 10017
Attn: Douglas S. Ellenoff, Esq.
Fax No. : (212) 370-7889

China Growth Alliance Ltd.
_______________, 2008

11.2. Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

11.3. Amendment. This Agreement may only be amended by a written instrument executed by each of the parties hereto.

11.4. Entire Agreement. This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

11.5. Binding Effect. This Agreement shall inure solely to the benefit of and shall be binding upon the Representative, the Underwriters, the Company and the controlling persons, directors and officers referred to in Section 5 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained. The term “successors and assigns” shall not include a purchaser, in its capacity as such, of securities from any of the Underwriters.

11.6. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Maryland, without giving effect to conflict of laws. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Agreement shall be brought and enforced in the courts of the State of Maryland of the United States of America for the District of Maryland, Baltimore Division, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 11 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company agrees that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

China Growth Alliance Ltd.
_______________, 2008

11.7. Execution in Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto. Delivery of a signed counterpart of this Agreement by facsimile or email/pdf transmission shall constitute valid and sufficient delivery thereof.

11.8. Waiver, etc. The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way effect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

[Remainder of page intentionally left blank.]

China Growth Alliance Ltd.
_______________, 2008

If the foregoing correctly sets forth the understanding between the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

Very truly yours,

CHINA GROWTH ALLIANCE LTD.

By:
Name: Bin Zhou
Title: Chairman and Co-Chief Executive Officer

Accepted on the date first above written.

FERRIS, BAKER, WATTS, INCORPORATED

By:
Name: Scott Bass
Title: Vice President

SCHEDULE 1

CHINA GROWTH ALLIANCE LTD.

7,000,000 Units

Underwriter	Number of Firm Units to be Purchased
Ferris, Baker Watts, Incorporated
Jesup & Lamont Securities Corporation
Maxim Group LLC
7,000,000

EXHIBIT A

China Growth Alliance Ltd.
Room 409, 4/F Aetna Tower
107 Zunyi Road
Shanghai, 200051, China
Attn: Bin Zhou, Chairman and Co-Chief Executive Officer

Gentlemen:

Reference is made to the Final Prospectus of China Growth Alliance Ltd. (“CGA”), dated _________ 2007 (the “Prospectus”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in Prospectus.

We have read the Prospectus and understand that CGA has established the Trust Account, initially in an amount of $___________ for the benefit of the Public Shareholders and that CGA may disburse monies from the Trust Account only (i) to the Public Shareholders in the event of the redemption of their shares or the liquidation of CGA or (ii) to CGA after it consummates a Business Combination.

For and in consideration of CGA agreeing to evaluate the undersigned for purposes of consummating a Business Combination with it, the undersigned hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Account (the “Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with CGA and will not seek recourse against the Trust Account for any reason whatsoever.

Print Name of Target Business

Authorized Signature of Target Business

EXHIBIT B

China Growth Alliance Ltd.
Room 409, 4/F Aetna Tower
107 Zunyi Road
Shanghai, 200051, China
Attn: Bin Zhou, Chairman and Co-Chief Executive Officer

Gentlemen:

Reference is made to the Final Prospectus of China Growth Alliance Ltd. (“CGA”), dated __________, 2007 (the “Prospectus”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in Prospectus.

We have read the Prospectus and understand that CGA has established the Trust Account, initially in an amount of $ for the benefit of the Public Shareholders and that CGA may disburse monies from the Trust Account only: (i) to the Public Shareholders in the event of the redemption of their shares or the liquidation of CGA; or (ii) to CGA after it consummates a Business Combination.

For and in consideration of CGA engaging the services of the undersigned, the undersigned hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Account (the “Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any contracts or agreements with CGA and will not seek recourse against the Trust Account for any reason whatsoever.

Print Name of Vendor

Authorized Signature of Vendor